SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 21, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1301 S. Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2005, Brad A. Hummel resigned, effective October 15, 2005, from his positions as President and Chief Executive Officer and a director of HealthTronics, Inc. (the “Company”). In connection with such departure, the Company entered into a consulting and non-competition agreement with Mr. Hummel whereby (1) Mr. Hummel would provide consulting services to the Company from October 15, 2005 to March 31, 2006 and the Company would make semi-monthly payments of $18,750 to Mr. Hummel during such period for these consulting services and (2) Mr. Hummel agreed to a three year non-competition provision in exchange for a $500,000 payment from the Company. The press release announcing Mr. Hummel’s resignation is attached as Exhibit 99.1 hereto. The Consulting and Non-Competition Agreement is attached as Exhibit 99.2, which exhibit is incorporated herein by reference.

While the Company’s Board of Directors conducts a search for a candidate to fill the President and Chief Executive Officer positions, Argil Wheelock, M. D., Chairman, will assume primary responsibility for the Company’s Urology and Medical Devices divisions and Ken Shifrin, Vice Chairman, will assume primary responsibility for the Company’s Specialty Vehicles division.

On September 26, 2005, the Company entered into a new employment agreement with each of John Q. Barnidge, Senior Vice President and Chief Financial Officer, James S. B. Whittenburg, Senior Vice President – Development and General Counsel, and Christopher Schneider, President – Medical Devices and Services, effective as of October 1, 2005. Each of these agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Barnidge’s agreement provides for an annual salary of $280,000, terminates September 30, 2008, and is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in the agreement. Mr. Whittenburg’s agreement provides for an annual salary of $280,000, terminates September 30, 2008, and is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in the agreement. Mr. Schneider’s agreement provides for an annual salary of $225,000 and terminates September 30, 2007. Each of the agreements entitles the employee to receive severance payments, generally equal to two times the employee’s annual cash compensation in respect of Messrs. Barnidge and Whittenburg and one times the employee’s annual cash compensation in respect of Mr. Schneider, if the Company terminates such individual’s employment without cause (as defined in the agreement) or such individual terminates for good reason (as defined in the agreement). Mr. Barnidge and Mr. Whittenburg’s agreements also give them the right to terminate employment and receive such severance payments in the event of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of the Company’s board of directors.

Item 1.02. Termination of a Material Definitive Agreement.

Under the terms of the Consulting and Non-Competition Agreement described in Item 1.01 above, the Company and Mr. Hummel agreed to terminate Mr. Hummel’s employment agreement with the Company on September 21, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01 above, Mr. Hummel has resigned, effective October 15, 2005, from his position as President, Chief Executive Officer, and a director of the Company.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 21, 2005

99.2	Consulting and Non-Competition Agreement, dated September 21, 2005, by and between HealthTronics, Inc. and Brad A Hummel.

99.3	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and John Q. Barnidge.

99.4	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and James S. B. Whittenburg.

99.5	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and Christopher Schneider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: September 27, 2005	By:	/s/ James S. B. Whittenburg
	Name:	James S. B. Whittenburg
	Title:	Senior Vice President — Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated September 21 2005.

99.2	Consulting and Non-Competition Agreement, dated September 21, 2005, by and between HealthTronics, Inc. and Brad A Hummel.

99.3	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and John Q. Barnidge.

99.4	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and James S. B. Whittenburg.

99.5	Executive Employment Agreement, effective October 1, 2005, by and between HealthTronics, Inc. and Christopher Schneider.